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                                                                      EXHIBIT 15


                ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp ("Key") Registration Statements of our review report, dated April 16, 1997, relating to the unaudited consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

Form S-3 No. 33-5064
Form S-3 No. 33-10634
Form S-3 No. 33-39733
Form S-3 No. 33-51652
Form S-3 No. 33-53643
Form S-3 No. 33-56881
Form S-3 No. 33-58405
Form S-3 No. 333-10577

Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-19153

Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 33-42691
Form S-8 No. 33-45518
Form S-8 No. 33-46278
Form S-8 No. 33-52293
Form S-8 No. 33-54819
Form S-8 No. 33-56745
Form S-8 No. 33-56879

Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                           /s/ Ernst & Young LLP
Cleveland, Ohio
May 9, 1997



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